Exhibit 99.5

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of June 30, 2006 and for the year ended December 31, 2005 and for the six months ended June 30, 2006

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2006

	Linn Historical	Blacksand Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$3,635	$––	$––		$3,635
Receivables	9,760	4,562	(4,562	)(a)	9,760
Inventory	212	301	(17	)(a)	496
Current portion of natural gas derivatives	12,041	––	––		12,041
Prepaid expenses and other current assets	1,336	135	(135	)(a)	1,336
Total current assets	26,984	4,998	(4,714)		27,268

Oil and gas properties and related equipment, net	297,074	113,509	290,193	(a)	715,453
			14,677	(a)
Property, plant, and equipment, net	5,932	15,224	(14,677)	(a)	6,479

Long-term portion of natural gas derivatives	13,385	––	––		13,385
Intangibles assets	––	––	2,155	(a)	2,155
Other assets	504	438	(438	)(a)	504
Total assets	$343,879	$134,169	$287,196		$765,244

Liabilities and Members’ Capital
Current liabilities:
Current portion of long-term notes payable	$635	$––	$––		$635
Subordinated term loan	––	––	250,000	(a)	250,000
Accounts payable and accrued expenses	5,969	2,640	(1,160	)(a)	7,449
Current portion of natural gas derivatives	4,413	––	––		4,413
Revenue distribution payable	1,193				1,193
Accrued interest and other current liabilities	2,213	––	––		2,213
Total current liabilities	14,423	2,640	248,840		265,903
Long-term liabilities:
Long-term portion of notes payable	2,068	––	––		2,068
Credit facility	191,858	––	166,000	(a)	357,858
Long-term portion of interest rate swaps	90	––	––		90
Asset retirement obligation	5,753	3,710	175	(a)	9,638
Long-term portion of natural gas derivatives	18,498	––	––		18,498
Other long-term liabilities	473	––	––		473
Total long-term liabilities	218,740	3,710	166,175		388,625
Total liabilities	233,163	6,350	415,015		654,528
Unitholders’ capital:
Units issued and outstanding	141,355	––	––		141,355
Accumulated loss	(30,639)	––	––		(30,639)
Partner’s capital	––	127,819	(127,819	)(a)	––
	110,716	127,819	(127,819)		110,716
Total liabilities and members’ capital	$343,879	$134,169	$287,196		$765,244

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2005

	Linn Historical	Blacksand Historical	Kaiser-Francis Assets Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Natural gas and oil revenue	$44,645	$27,431	$19,499	$—		$91,575
Realized (loss) on natural gas derivatives	(51,418)	—	—	—		(51,418)
Unrealized (loss) on natural gas derivatives	(24,776)	—	—	—		(24,776)
Natural gas marketing income	4,723	—	—	—		4,723
Other income	345	2,434	—	—		2,779
	(26,481)	29,865	19,499	—		22,883
Expenses:
Operating expenses	7,356	7,312	4,399	—		19,067
Natural gas marketing expense	4,401	—	—	—		4,401
General and administrative expense	3,332	1,717	—	—		5,049
Depreciation, depletion, and amortization	7,294	2,735	—	9,918	(b)	20,277
				330	(c)
	22,383	11,764	4,399	10,248		48,794
	(48,864)	18,101	15,100	(10,248)		(25,911)
Interest and other income (expense), net	(7,412)	(7)	—	(35,493	)(d)	(46,492)
				(3,580	)(e)
Income (loss) before income taxes	(56,276)	18,094	15,100	(49,321)		(72,403)
Income tax provision	(74)	—	—	—	(f)	(74)
Net income (loss)	$(56,350)	$18,094	$15,100	$(49,321)		$(72,477)
Net income (loss) per unit – basic	$(2.03)					$(2.61)
Net income (loss) per unit – diluted	$(2.03)					$(2.61)
Weighted average units outstanding – basic	27,813					27,813
Weighted average units outstanding - diluted	27,813					27,813

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2006

	Linn Historical	Blacksand Historical	Kaiser-Francis Assets Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Natural gas and oil revenue	$29,904	$16,452	$8,470	$—		$54,826
Realized gain on natural gas derivatives	9,163	—	—	—		9,163
Unrealized gain on natural gas derivatives	27,978	—	—	—		27,978
Natural gas marketing income	2,564	—	—	—		2,564
Gain on property sale	—	32,665	—	—		32,665
Other income	493	979	—	—		1,472
	70,102	50,096	8,470	—		128,668
Expenses:
Operating expenses	5,927	5,082	2,200	—		13,209
Natural gas marketing expense	2,172	—	—	—		2,172
General and administrative expense	16,398	1,405	—	—		17,803
Depreciation, depletion, and amortization	7,816	1,932	—	3,693	(b)	13,591
				150	(c)
	32,313	8,419	2,200	3,843		46,775
	37,789	41,677	6,270	(3,843)		81,893
Interest and other income (expense), net	(5,647)	—	—	(17,746	)(d)	(23,443)
				(50	)(e)
Income before income taxes	32,142	41,677	6,270	(21,639)		58,450
Income tax benefit	74	—	—	—	(f)	74
Net income	$32,216	$41,677	$6,270	$(21,639)		$58,524
Net income per unit – basic	$1.19					$2.16
Net income per unit – diluted	$1.18					$2.14
Weighted average units outstanding – basic	27,056					27,056
Weighted average units outstanding - diluted	27,325					27,325

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.         Basis of Presentation:

The unaudited pro forma condensed combined balance sheet as of June 30, 2006 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006, are derived from the historical consolidated financial statements of Linn Energy, LLC (“Linn,” or the “Company”), from the historical combined financial statements of BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC (collectively referred to as “Blacksand” or the “Combined Company”), and from the historical statements of revenues and direct operating expenses of certain natural gas and oil properties acquired from Kaiser-Francis Oil Company (“Kaiser-Francis Assets”) with pro forma adjustments based on assumptions we have deemed appropriate.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Blacksand and the Kaiser-Francis Assets as if the transactions had occurred on June 30, 2006.  The unaudited pro forma condensed combined statements of operations give effect to the acquisitions of Blacksand and the Kaiser-Francis Assets as if the transactions had occurred on January 1, 2005.  The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2006 and elsewhere in the Company’s reports and other filings with the Securities and Exchange Commission.  The following unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2006.  The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the Combined Company and the statements of revenues and direct operating expenses for the Kaiser-Francis Assets and the notes thereto included elsewhere in this Form 8-K/A.

2.         Blacksand:

The acquisition of Blacksand was completed on August 1, 2006.  Linn acquired the assets of the Combined Company for approximately $291.0 million.

3.         Kaiser-Francis Assets:

The acquisition of the Kaiser-Francis Assets was completed on August 14, 2006, effective September 1, 2006.  The Company acquired certain oil and gas properties from Kaiser-Francis for approximately $125.0 million.

4.         Pro Forma Adjustments:

The unaudited pro forma combined financial statements have been adjusted to:

(a).       These adjustments reflect the purchase price paid by Linn Energy and adjustments to historical book values of the Blacksand acquisition as of June 30, 2006 to their estimated fair values in accordance with purchase accounting and adjustments to reflect the purchase of Kaiser-Francis. The following table represents the preliminary allocation of the total purchase price for the Blacksand and Kaiser-Francis to the assets and liabilities assumed based on the preliminary estimates of fair value:

	Blacksand	Kaiser-Francis	Total
Cash	$291,000	$125,000	$416,000
Estimated transaction costs	221	618	839
Total purchase price	$291,221	$125,618	$416,839
Plus liabilities assumed	2,372	2,153	4,525
Total purchase price plus liabilities	$293,593	$127,771	$421,364

	Blacksand	Kaiser-Francis	Total
Preliminary Fair Value Allocation of Assets Acquisition
Field inventory	$283	$—	$283
Natural gas and oil properties	290,608	127,771	418,379
Vehicles and buildings	547	—	547
Intangible asset	2,155	—	2,155
	$293,593	$127,771	$421,364

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary independent appraisals, discounted cash flows, quoted market prices and estimates by management. The purchase price allocation will be completed within one year from the acquisition date.

As part of the overall valuation of Blacksand, Linn has preliminarily determined that it acquired an intangible asset associated with a contract purchased as part of the acquisition. The contract is with a real estate developer under which the developer is obligated to make certain improvements in the acquired property. The intangible asset acquired is currently anticipated to have an indefinite life, and therefore, will be a non-amortizing asset, however, this determination could change as we complete the analysis of the purchase price allocation.

Blacksand historically included amounts related to field compressors and other gathering related equipment in plant, property and equipment. Such amounts have been reclassified in the accompanying pro forma condensed combined balance sheet to be included in oil and gas properties and related equipment to conform with Linn’s historical presentation of such assets.

(b).      record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired natural oil and gas properties, and depreciation using the straight-line method for acquired property, plant and equipment over their estimated useful lives from three to 20 years as follows:

•                  Blacksand – January 1 through December 31, 2005, $4.8 million

•                  Blacksand – January 1 through June 30, 2006, $1.5 million

•                  Kaiser-Francis Assets – January 1 through December 31, 2005, $5.1 million

•                  Kaiser-Francis Assets – January 1, through June 30, 2006, $2.2 million

(c).       record accretion expense related to asset retirement obligation on natural oil and gas properties acquired as follows:

•                  Blacksand – January 1 through December 31, 2005, $195,000

•                  Blacksand – January 1 through June 30, 2006, $90,000

•                  Kaiser-Francis Assets – January 1 through December 31, 2005, $135,000

•                  Kaiser-Francis Assets – January 1, through June 30, 2006, $60,000

(d).      record interest expense associated with debt of approximately $416.0 million incurred to fund the purchase price of Blacksand and the Kaiser-Francis Assets as follows:

•                  an assumed average interest rate of 9.33% on $250.0 million subordinated bridge loan. The interest rate on the subordinated bridge loan is LIBOR plus an applicable margin of 4.00%.

•                  an assumed average interest rate of 7.33% on the outstanding balance of $166.0 million under the $800.0 million credit facility. The interest rate on the credit facility is LIBOR plus an applicable margin of 2.00%.

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income of approximately $520 thousand and $260 thousand for the year ended December 31, 2005 and for the six months ended June 30, 2006, respectively.

(e).       record incremental amortization of deferred financing fees associated with credit facility and bridge loan entered into to fund the acquisitions of Blacksand and the Kaiser-Francis Assets

(f).   The Company is treated as a partnership for federal and state income tax purposes. The Company subsidiaries that acquired Blacksand and the Kaiser-Francis Assets are also treated as partnerships for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statements.

We do not expect to incur any significant incremental increase in general and administrative expense as a result of these acquisitions.

5.                          Blacksand Gain on Sale of Property

The Blacksand historical combined statement of operations for the six months ended June 30, 2006 includes a gain on a property sale of $32.7 million. Under Regulation S-X, this gain may not be excluded from the condensed combined pro forma financial statements for the six months ended June 30, 2006. Had this gain been excluded, pro forma net income for the six months ended June 30, 2006 would have been reduced by the gain recorded.

6.         Natural Gas and Oil Revenue Disclosures:

The following tables set forth certain unaudited pro forma information concerning our proved natural gas and oil reserves for the year ended December 31, 2005, giving effect to the transactions relating to the acquisition of Blacksand and the Kaiser-Francis Assets as if they had occurred on January 1, 2005.  There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

	Year Ended December 31, 2005
	Linn Historical	Blacksand Historical	Kaiser- Francis Assets Historical	Linn Pro Forma
	Gas (MMcf)
Proved developed and undeveloped reserves:
Beginning of year	119,760	22,562	44,657	186,979
Revisions of previous estimates	2,415	(1,063)	1,937	3,289
Extension and discoveries	53,976	627	14,144	68,747
Acquisition	21,898	—	9	21,907
Production	(4,839)	(914)	(2,349)	(8,102)
End of year	193,210	21,212	58,398	272,820
Proved developed reserves:
Beginning of year	74,365	21,389	30,896	126,650
End of year	125,219	20,069	29,783	175,071

	Year Ended December 31, 2005
	Linn Historical	Blacksand Historical	Kaiser- Francis Assets Historical	Linn Pro Forma
	Oil (MBbls)
Proved developed and undeveloped reserves:
Beginning of year	—	27,587	1,368	28,955
Revisions of previous estimates	—	285	33	318
Extension and discoveries	—	2,411	276	2,687
Production	—	(728)	(39)	(767)
End of year	—	29,555	1,638	31,193
Proved developed reserves:
Beginning of year	—	23,404	1,250	24,654
End of year	—	25,361	520	25,881

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2005, giving effect to the acquisition of Blacksand and the Kaiser-Francis Assets.  Future cash flows are computed by applying year-end pricing relating to our proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value.  Reference is made to our financial statements for the fiscal year ended December 31, 2005 as well as to the historical financial statements of Blacksand related entities, and from the historical statements of revenues and direct operating expenses of certain natural gas and oil properties acquired from Kaiser-Francis Oil Company included elsewhere this Form 8-K/A, for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2005
	Linn Historical	Blacksand Historical	Kaiser-Francis Assets Historical	Linn Pro Forma
	(in thousands)

Future estimated revenues	$2,041,930	$1,430,537	$563,936	$4,036,403
Future estimated production costs	(332,839)	(259,387)	(120,015)	(712,241)
Future estimated development costs	(96,542)	(11,751)	(77,508)	(185,801)
Future net cash flows	1,612,549	1,159,399	366,413	3,138,361
10% annual discount for estimated timing of cash flows	(1,060,474)	(879,685)	(222,240)	(2,162,399)
Standardized measure of discounted future estimated net cash flows	$552,075	$279,714	$144,173	$975,962

The following table sets forth unaudited pro forma information for the principal sources of changes in discounted future net cash flows from our proved natural gas and oil for the year ended December 31, 2005, giving effect to the acquisition of Blacksand and the Kaiser-Francis Assets.

	Year Ended December 31, 2005
	Linn Historical	Blacksand Historical	Kaiser-Francis Assets Historical	Linn Pro Forma
	(in thousands)
Sales of natural gas and oil production, net of production costs	$(37,676)	$(21,042)	$(15,259)	$(73,977)
Change in estimated future development costs	55,125	—	—	55,125
Extensions and discoveries, net of future production and development costs	192,412	11,038	32,547	235,997
Net changes in prices and production costs	135,700	106,475	24,631	266,806
Development cost	26,406	1,397	1,418	29,221
Revisions of quantities	1,026	—	—	1,026
Change in discount	(100,313)	18,213	9,795	(72,305)
Timing and other	—	(18,492)	(6,949)	(25,441)
Acquisitions	64,361	—	38	64,399
Net increase (decrease) in standardized measure	$337,041	$97,589	$46,221	$480,851